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                                                                    EXHIBIT 21.1





                          SUBSIDIARIES OF UBIQUITEL INC.
                          ------------------------------


          NAME                            STATE OF INCORPORATION OR ORGANIZATION
         ------                           --------------------------------------

UbiquiTel Operating Company                               Delaware



                      SUBSIDIARIES OF UBIQUITEL OPERATING COMPANY
                      -------------------------------------------


          NAME                            STATE OF INCORPORATION OR ORGANIZATION
         ------                           --------------------------------------

     VIA Wireless LLC                                      California